bBooth Announces Completion of Corporate Name Change to

nFüsz, Inc.

HOLLYWOOD, CALIFORNIA, April 24, 2017 – bBooth, Inc., (OTCQB:BBTH), the Hollywood-based digital technology company (the “Company,” “we,” or “us”), today announces that it has completed a corporate name change from bBooth, Inc. to nFüsz, Inc. (pronounced ‘infuse’).

The name change does not affect the rights of our stockholders. Effective as of April 24, 2017, our securities will begin being quoted on the OTC Markets Group, Inc.’s OTCQB tier under the new symbol “FUSZ” and our new CUSIP number will be 65342D101. Our current stockholders will not need to exchange their current stock certificates, as the stock certificates reflecting our prior corporate name will continue to be valid.

About nFüsz, Inc.

nFüsz, Inc. (OTCQB:FUSZ) is a Hollywood-based digital tech company. We develop and license cloud-based, Software-as-a-Service (SaaS), Customer Relationship Management (CRM), sales lead generation, and social engagement software on mobile and desktop platforms for sales-based organizations, consumer brands, and artists seeking greater levels of engagement and higher conversion rates. Our software platform can accommodate any size campaign or sales organization, and is enterprise-class scalable to meet the needs of today’s global organizations. Our service is built around our proprietary ‘Video-First’ Notifi technology, which places interactive video front and center in all customer and prospect communications. We’ve re-invented what a CRM, lead-gen tool should be in today’s video-centric business and social environment.

For more information on nFüsz, Inc., visit www.bBooth.com.

Forward-Looking and Cautionary Statements

This press release may contain “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, involve risks and uncertainties that may affect the Company’s actual results. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the Company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and other filings with the U. S. Securities and Exchange Commission (available at http://www.sec.gov). The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

For more information, please visit: www.bBooth.com

Please address media inquiries to: info@bBooth.com or call 855.250.2300, extension 2

Please address investor inquiries to: investors@bBooth.com or call 855.250.2300, extension 3